FILED #C13020-97

   AUG 17 2001

 In the Office of
   Dean Heller,
Secretary of State

                            CERTIFICATE OF AMENDMENT

                       TO THE ARTICLES OF INCORPORATION OF

                        BIG CAT INVESTMENT SERVICES, INC.


The undersigned certifies that, pursuant to the provisions of the Nevada Revised Statutes, the shareholders of BIG CAT INVESTMENT SERVICES, INC., a Nevada corporation, adopted the following resolutions to amend its articles of incorporation on July 31, 2001:

1. All of the directors consented in writing to the following resolution dated July 31, 2001:

     "RESOLVED that upon receipt of a shareholder's resolution authorizing a change of the Company's name from "BIG CAT INVESTMENT SERVICES, INC." to "BIG CAT MINING CORPORATION", the president and director of the Company, Mr. Dev Randhawa and the secretary and director of the Company, Mr. Bob Hemmerling are authorized to make such administrative, regulatory and governmental filings as are necessary to effect the change of the Company's name to "BIG CAT MINING CORPORATION"."

2.   A  majority  of  the  shareholders   holding  100%  of  the  common  shares
     outstanding of BIG CAT INVESTMENT SERVICES, INC. consented in writing to the following resolution dated July 31, 2001:

     RESOLVED that the Company's articles of incorporation be amended as follows:

     "1.  The name of the corporation is:

          BIG CAT MINING CORPORATION"


Dated this 1st day of August, 2001.

                                               BIG CAT INVESTMENT SERVICES, INC.

                                               Per:   /s/Dev Randhawa
                                                      ------------------------
                                                      Dev Randhawa,
                                                      President and Director

                                               Per:   /s/Bob Hemmerling
                                                      ------------------------
                                                      Bob Hemmerling,
                                                      Secretary and Director